UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2013

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 405-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 Entry into a Material Definitive Agreement

And

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On March 26, 2013, AXIS Capital Holdings Limited (the “Company”) and certain subsidiaries of the Company (together with the Company, the “Borrowers”) entered into a new four-year $250 million senior unsecured credit facility (the “Facility”) with Wells Fargo Bank, National Association, as Administrative Agent, Fronting Bank and L/C Administrator and the other lenders party thereto, pursuant to a credit agreement (the “Credit Agreement”) and other ancillary documents (together with the Credit Agreement, collectively, the “Facility Documents”), which are effective immediately. At the request of the Company and upon the satisfaction of certain conditions, the Facility may be increased by up to $150 million after closing, and is available for loans for working capital and general corporate purposes of the Borrowers and standby letters of credit for the account of certain of the Borrowers in favor of third-party beneficiaries to support obligations relating to reinsurance liabilities and other general corporate purposes. The Company will guarantee all obligations of the Borrowers. Each of AXIS Specialty Finance LLC and AXIS Specialty Holdings Bermuda Limited will guarantee all obligations of the Company as well as the obligations of the other Borrowers. At the option of the Company, letters of credit may be issued on a secured basis. The Facility replaces, in part, the Company’s 2010 unsecured credit facility, which was terminated concurrently with the effectiveness of the Facility. The Facility will terminate in March 2017.

The Facility Documents contain customary covenants with which the Borrowers must comply, including covenants related to minimum consolidated net worth, maximum total funded debt to total capitalization and maintenance by certain of the Borrowers of financial strength ratings.

Certain of the lenders under the Credit Agreement, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the Borrowers, for which they have in the past and may in the future receive customary fees and commissions.

The descriptions of the Facility Documents contained herein are qualified in their entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document

10.1	Credit Agreement, dated as of March 26, 2013, by and among AXIS Capital Holdings Limited, certain subsidiaries of AXIS Capital Holdings Limited party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Fronting Bank and L/C Administrator and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2013

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Credit Agreement, dated as of March 26, 2013, by and among AXIS Capital Holdings Limited, certain subsidiaries of AXIS Capital Holdings Limited party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Fronting Bank and L/C Administrator and the other lenders party thereto.